As filed with the Securities and Exchange Commission on September 28, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MY SIZE, INC.

(Exact name of registrant as specified in its charter)

Delaware	51-0394637
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)

HaNegev 4
P.O.B. 1026,
Airport City, 7010000
Israel
+972-3-600-9030
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Corporation Service Company
2711 Centerville Road, Suite 400
Wilmington, DE 19808
1-800-927-9800
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Gary Emmanuel, Esq.

Michael Soumas, Esq.

Greenberg Traurig, P.A.

One Azrieli Center

Round Tower, 30th floor

132 Menachem Begin Rd

Tel Aviv, Israel 6701101

Telephone: +1 212 801 9337

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement filed pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. The selling stockholder named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and the selling stockholder named in this prospectus is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED September 28, 2026

PROSPECTUS

4,018,326 Shares

My Size, Inc.

Common Stock

This prospectus relates to the resale, from time to time, by the selling stockholders identified in this prospectus, or the selling stockholders, of up to 4,018,326 shares of our common stock, par value $0.001 per share, issuable upon the exercise of warrants, as further described below under “Prospectus Summary — Recent Developments — Private Placement.”

The selling stockholders are identified in the table commencing on page 8. We will not receive any proceeds from the sale of the shares of common stock by the selling stockholders. All net proceeds from the sale of the shares of common stock covered by this prospectus will go to the selling stockholders. However, we may receive the proceeds from any exercise of warrants if the holders do not exercise the warrants on a cashless basis. See “Use of Proceeds.”

The selling stockholders, or their respective transferees, pledgees, assignees, donees or other successors-in-interest, may sell all or a portion of the shares of common stock from time to time in market transactions through any market on which our shares of common stock are then traded, in negotiated transactions or otherwise, and at prices and on terms that will be determined by the then prevailing market price or at negotiated prices directly or through a broker or brokers, who may act as agent or as principal or by a combination of such methods of sale. See “Plan of Distribution”.

Our common stock is listed on the Nasdaq Capital Market under the symbol “MYSZ”. On September 24, 2026, the last reported sale price of our common stock on the Nasdaq Capital Market was $1.78 per share.

Investing in our securities involves a high degree of risk. These risks are discussed in this prospectus under “Risk Factors” beginning on page 5 and in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus and in any applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is , 2026

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC. As permitted by the rules and regulations of the SEC, the registration statement filed by us includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s website or its offices described below under the heading “Where You Can Find More Information.”

You should rely only on the information that is contained in this prospectus. We have not authorized anyone to provide you with information that is in addition to or different from that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it.

We are not offering to sell or solicit any security other than the shares of common stock offered by this prospectus. In addition, we are not offering to sell or solicit any securities to or from any person in any jurisdiction where it is unlawful to make this offer to or solicit an offer from a person in that jurisdiction. The information contained in this prospectus is accurate as of the date on the front of this prospectus only, regardless of the time of delivery of this prospectus or of any sale of our shares of common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed as exhibits to the registration statement, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

Our financial statements are prepared and presented in accordance with United States generally accepted accounting principles, or U.S. GAAP. Our historical results do not necessarily indicate our expected results for any future periods.

Market data and certain industry data and forecasts used throughout this prospectus were obtained from sources we believe to be reliable, including market research databases, publicly available information, reports of governmental agencies and industry publications and surveys. We have relied on certain data from third-party sources, including internal surveys, industry forecasts and market research, which we believe to be reliable based on our management’s knowledge of the industry. Forecasts are particularly likely to be inaccurate, especially over long periods of time. In addition, we do not necessarily know what assumptions regarding general economic growth were used in preparing the third-party forecasts we cite. Statements as to our market position are based on the most currently available data. While we are not aware of any misstatements regarding the industry data presented in this prospectus, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus.

Certain figures included in this prospectus have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

We implemented a 1-for-8 reverse stock split of our outstanding shares of common stock that was effective on August 12, 2026, or the Reverse Split. All share and related option and warrant information presented in this prospectus have been retroactively adjusted to reflect the reduced number of shares and the increase in the share price which resulted from the Reverse Split.

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PROSPECTUS SUMMARY

The following summary highlights certain information contained elsewhere in or incorporated by reference into this prospectus. Because this is only a summary, however, it does not contain all the information you should consider before investing in our securities and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information included elsewhere in or incorporated by reference into this prospectus. Before you make an investment decision, you should read this entire prospectus carefully, including the risks of investing in our securities discussed under the section of this prospectus entitled “Risk Factors” and similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Unless the context otherwise requires, references to “we,” “our,” “us,” “My Size” or the “Company” in this prospectus mean My Size, Inc. on a consolidated basis with its wholly-owned subsidiaries, My Size (Israel) 2014 Ltd., My Size LLC, Orgad International Marketing Ltd, Rotrade Ltd., and Naiz Bespoke Technologies, S.L., as applicable.

Overview

We are a fashion technology company operating an integrated portfolio of businesses designed to address the most pressing challenges facing fashion brands and retailers today—size and fit accuracy, excess inventory management, circular economy solutions, and international market distribution. Through our subsidiaries, we provide end-to-end support across the fashion value chain: Naiz Fit, our technology subsidiary, delivers AI-driven size and fit solutions for fashion e-commerce companies, and includes ShoeSize.Me, a European AI-powered footwear sizing solution we acquired in September 2025; Orgad, an online retailer and technology-enabled consumer products company operating principally as a third-party seller on Amazon; Percentil, a managed second-hand fashion recommerce platform operating across Southern and Central Europe; and Ten Peacks Ltd., a distribution subsidiary focused on marketing and distributing global apparel and footwear brands in Israel.

Our strategy is to build an integrated fashion platform—the infrastructure layer that enables fashion brands to address four critical pain points simultaneously: size and fit challenges that drive returns and suppress conversion rates; overstocked and unsold inventory that erodes margins; sustainability obligations that increasingly require brands to offer circular economy solutions; and international growth ambitions that require local distribution expertise and relationships.

We believe this integrated approach is differentiated in the market. Unlike point solutions that address a single problem, our platform is designed to allow brands to work with one group-level partner across technology, commerce, circularity, and distribution—each business unit reinforcing the others through shared data, commercial relationships, and infrastructure.

In addition, on September 14, 2026, we announced an acquisition-led growth strategy focused on building a defense technology platform through the evaluation and potential acquisition of defense technology businesses over time. The strategy contemplates the selective pursuit of acquisition opportunities based on factors such as technology capabilities, commercial activity, customer relationships, growth prospects and financial profile, and would represent a diversification beyond our existing fashion technology and commerce operations. The implementation of this strategy remains subject to the identification of suitable acquisition targets, completion of due diligence, negotiation of definitive agreements, financing availability, and receipt of any required approvals.

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Recent Developments

Private Placement

On September 15, 2026, we entered into a securities purchase agreement (the “Purchase Agreement”) pursuant to which we agreed to sell and issue in a private placement (the “Private Placement”) to Armistice Capital, LLC (“Armistice”) an aggregate of up to 1,308,901 unregistered pre-funded warrants (“Pre-Funded Warrants”), unregistered series C warrants to purchase up to an aggregate of 1,308,901 shares of common stock (the “Series C Warrants”) and series D warrants to purchase up to an aggregate of 1,308,901 shares of common stock (the “Series D Warrants”, and, with the Series C Warrants, the “Series Warrants”), at an offering price of $1.91 per Pre-Funded Warrant and associated Series Warrants. The Pre-Funded Warrants and Series Warrants are collectively known herein as the “Private Placement Warrants”.

The Pre-Funded Warrants will be immediately exercisable at an exercise price of $0.001 per share and will not expire until exercised in full. The Series Warrants will be immediately exercisable at an exercise price of $1.66 per share, subject to adjustment as set forth therein. The Series C Warrants have a term of five years from the effective date of a resale registration statement registering the shares of common stock issuable upon exercise of the Private Placement Warrants (the “Effective Date”) and the Series D Warrants have a term of 18 months from the Effective Date. The Private Placement Warrants may be exercised on a cashless basis if there is no effective registration statement registering the shares underlying the warrants.

In connection with the Purchase Agreement, we entered into a registration rights agreement (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, we agreed to file this resale registration statement (the “Registration Statement”) with the SEC to register for resale the shares issuable upon exercise of the Private Placement Warrants, within 15 days of the signing date of the Purchase Agreement (the “Signing Date”), and to have such Registration Statement declared effective within 45 days after the Signing Date in the event the Registration Statement is not reviewed by the SEC, or 75 days of the Signing Date in the event the Registration Statement is reviewed by the SEC. We will be obligated to pay certain liquidated damages if we fail to file the Registration Statement when required, fails to cause the Registration Statement to be declared effective by the SEC when required, or if we fail to maintain the effectiveness of the Registration Statement.

Aggregate gross proceeds in respect of the Private Placement were approximately $2.5 million, before deducting fees payable to the placement agent and other offering expenses payable by us. The Private Placement closed on September 16, 2026.

We also entered into a letter agreement (the “Engagement Agreement”) with H.C. Wainwright & Co., LLC (“Wainwright”), pursuant to which Wainwright agreed to serve as our exclusive placement agent in connection with the Private Placement. We agreed to pay Wainwright a cash placement fee equal to 7% of the aggregate gross proceeds raised in the Private Placement, a management fee of 1.0% of the aggregate gross proceeds raised in the Private Placement, a non-accountable expense allowance of $35,000 and up to $50,000 for fees and expenses of the Placement Agent’s counsel and other out of pocket expenses. Wainwright (or its designees and certain of their assignees)has also received placement agent warrants (the “Placement Agent Warrants”) on substantially the same terms as the Series C Warrants to be issued in the Private Placement in an amount equal to 7% of the aggregate number of Shares and Pre-funded Warrants sold in the Private Placement, or 91,623 shares, at an exercise price of $2.3875 per share and a term expiring on five years from the Effective Date.

Company Information

We were incorporated in the State of Delaware and commenced operations in September 1999 under the name Topspin Medical, Inc. In December 2013, we changed our name to Knowledgetree Ventures Inc. Subsequently, in February 2014, we changed our name to My Size, Inc. Our principal executive offices are located at HaNegev 4, P.O.B. 1026, Airport City, Israel 7010000, and our telephone number is +972-3-600-9030. Our website address is www.MySizeID.com. The information on our website is not part of this prospectus. We have included our website address as a factual reference and do not intend it to be an active link to our website.

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THE OFFERING

Shares of common stock currently outstanding	878,355 shares of common stock.

Securities offered by the selling stockholders	Up to 4,018,326 shares of our common stock, par value $0.001 per share, consisting of (i) 1,308,901 shares of our common stock issuable upon the exercise of the Pre-Funded Warrants, (ii) 1,308,901 shares of our common stock issuable upon the exercise of the Series C Warrants, (iii) 1,308,901 shares of our common stock issuable upon the exercise of the Series D Warrants and (iv) 91,623 shares of our common stock issuable upon the exercise of the Placement Agent Warrants.

Shares of common stock to be outstanding assuming exercise of the warrants	4,896,681 shares of common stock.

Selling Stockholders	All of the shares of our common stock are being offered by the selling stockholders. See “Selling Stockholder” on page 8 of this prospectus for more information on the selling stockholders.

Use of Proceeds	We will not receive any proceeds from the sale of the shares of common stock by the selling stockholders. All net proceeds from the sale of the shares of common stock covered by this prospectus will go to the selling stockholders. However, we may receive the proceeds from any exercise of the Private Placement Warrants and Placement Agent Warrants if the holders do not exercise the warrants on a cashless basis. See the section of this prospectus titled “Use of Proceeds.”

Risk Factors	Before investing in our securities, you should carefully read and consider the “Risk Factors” beginning on page 5 this prospectus.

Listings	Our common stock is listed on the Nasdaq Capital Market under the symbol “MYSZ”.

As of September 28, 2026, our authorized share capital consists of 250,000,000 shares of common stock, $0.001 par value per share, of which 5,394,778 are outstanding, and excludes as of such date:

●	106,376 shares of common stock issuable upon exercise of outstanding options and restricted stock units under our 2017 Equity Incentive Plan at a weighted exercise price of $0.71;

●	334,815 shares of common stock reserved for potential future issuance pursuant to our 2017 Equity Incentive Plan and 2017 Consultant Incentive Plan, combined;

●	1,005,062 shares of common stock issuable upon the exercise of warrants outstanding at a weighted exercise price of $9.69 per share; and

●	the issuance of 504,000 shares of common stock underlying warrants exercised in May 2024, the issuance of which is held in abeyance subject to a beneficial ownership limitation provision in the warrant.

Unless otherwise indicated, all information in this prospectus (i) assumes no exercise of the outstanding options or warrants described above, and (ii) gives retroactive effect to the Reverse Split.

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RISK FACTORS

An investment in our securities involves certain risks. Before investing in our securities, you should carefully consider the risk set forth below, as well as the risks described in our most recent Annual Report on Form 10-K, any updates to those risks in our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus. The risks so described are not the only risks facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Any of these risks could materially and adversely affect our business, financial condition, results of operations and cash flows and could result in a loss of all or part of your investment. In any case, the value of the securities offered by means of this prospectus could decline due to any of these risks, and you may lose all or part of your investment.

The sale of a substantial amount of our shares of common stock including resale of the shares being registered hereunder in the public market could adversely affect the prevailing market price of our common stock.

We are registering for resale 4,018,326 shares of common stock. Sales of substantial amounts of shares of our common stock in the public market, or the perception that such sales might occur, could adversely affect the market price of our shares of common stock, and the market value of our other securities. We cannot predict if and when selling stockholders may sell such shares in the public markets. Furthermore, in the future, we may issue additional shares of common stock or other equity or debt securities convertible into shares of common stock. Any such issuance could result in substantial dilution to our existing shareholders and could cause our stock price to decline.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Any statements in this prospectus about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as “believe,” “will,” “expect,” “anticipate,” “estimate,” “intend,” “plan” and “would.” For example, statements concerning financial condition, possible or assumed future results of operations, growth opportunities, industry ranking, plans and objectives of management, markets for our common stock and future management and organizational structure are all forward-looking statements. Forward-looking statements are not guarantees of performance. They involve known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to differ materially from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statement.

Any forward-looking statements are qualified in their entirety by reference to the risk factors discussed in this prospectus or in our Annual Report on Form 10-K that is incorporated by reference herein. Some of the risks, uncertainties and assumptions that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include but are not limited to:

●	our history of losses and needs for additional capital to fund our operations and our inability to obtain additional capital on acceptable terms, or at all;

●	risks related to our ability to continue as a going concern;

●	our ability to maintain the listing of our shares of common stock on the Nasdaq Capital Market;

●	the new and unproven nature of the measurement technology markets;

●	our ability to achieve customer adoption of our products;

●	our ability to realize the benefits of our acquisitions of Orgad, Naiz and New Percentil;

●	our ability to pursue, evaluate and complete any strategic alternative that yields value for our stockholders;

●	our dependence on assets we purchased from a related party;

●	our ability to enhance our brand and increase market awareness;

●	our ability to introduce new products and continually enhance our product offerings;

●	the success of our strategic relationships with third parties;

●	information technology system failures or breaches of our network security;

●	competition from competitors;

●	our reliance on key members of our management team;

●	current or future litigation;

●	current or future unfavorable economic and market conditions and adverse developments with respect to financial institutions and associated liquidity risk;

●	current or future unfavorable economic and market conditions and adverse developments with respect to financial institutions and associated liquidity risk;

●	changes in tariffs, trade barriers, price and exchange controls and other regulatory requirements and the impact of such policies on us, our customers and suppliers, and the global economic environment;

●	the impact of the political and security situation in Israel on our business; and

●	those factors referred to in our most recent Annual Report on Form 10-K incorporated by reference herein.

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USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of common stock by the selling stockholders. All net proceeds from the sale of the shares of common stock covered by this prospectus will go to the selling stockholders. We expect that the selling stockholders will sell their shares of common stock as described under “Plan of Distribution.”

We may receive proceeds from the exercise of the Private Placement Warrants and Placement Agent Warrants and issuance of the underlying warrant shares to the extent that these warrants are exercised for cash. The Private Placement Warrants and Placement Agent Warrants, however, are exercisable on a cashless basis under certain circumstances. If all of the warrants mentioned above were exercised for cash in full, the proceeds would be approximately $4.57 million. We intend to use the net proceeds of such warrant exercise, if any, for general corporate purposes and working capital.

Pending any use, as described above, we intend to invest the net proceeds in high-quality, short-term, interest-bearing securities. We can make no assurances that any of the warrants and placement agent warrants will be exercised, or if exercised, that they will be exercised for cash, the quantity which will be exercised or in the period in which they will be exercised.

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SELLING STOCKHOLDERS

The shares of common stock being offered by the selling stockholders are those shares of common stock issuable upon exercise of the Private Placement Warrants and Placement Agent Warrants previously issued in connection with the Warrant Repricing. For additional information regarding the issuance of those shares of common stock and warrants, see “Prospectus Summary — Recent Developments — Private Placement” above. We are registering the shares of common stock in order to permit the selling stockholders to offer the shares of common stock for resale from time to time. Other than with respect to (i) our warrant repricing transactions in May 2024, in which Armistice was an investor, (ii) Wainwright, that acted as our Placement Agent in connection with the Private Placement and other offerings we consummated and (iii) the ownership of the Private Placement Warrants and Placement Agent Warrants issued, and other securities issued and issuable pursuant to prior financings, the selling stockholders have not had any material relationship with us within the past three years.

The table below lists the selling stockholders and other information regarding the beneficial ownership of the shares of common stock by each of the selling stockholders. The second column lists the number of shares of common stock beneficially owned by each selling stockholder, based on its ownership of the shares of common stock, including shares underlying the Private Placement Warrants or Placement Agent Warrants, as of September 28, 2026, assuming exercise of the Private Placement Warrants or Placement Agent Warrants held by the selling stockholders on that date, without regard to any limitations on conversions or exercises. The third column lists the maximum number of the shares of common stock being offered in this prospectus by the selling stockholders. The fourth and fifth columns list the amount of the shares of common stock owned after the offering, by number of the shares of common stock and percentage of outstanding the shares of common stock (assuming for the purpose of such percentage, 4,896,681 shares outstanding as of September 28, 2026) assuming in both cases the sale of all of the shares of common stock offered by the selling stockholders pursuant to this prospectus, and without regard to any limitations on conversions or exercises.

Under the terms of the Private Placement Warrants and Placement Agent Warrants issued in the Warrant Repricing, a selling stockholder may not exercise the warrants to the extent such exercise would cause such selling stockholder, together with its affiliates, to beneficially own a number of shares of common stock which would exceed 4.99% or 9.99%, as applicable, of our then outstanding shares of common stock following such exercise, excluding for purposes of such determination shares of common stock not yet issuable upon exercise of the warrants and placement agent warrants which have not been exercised. The number of shares does not reflect this limitation. The selling stockholders may sell all, some or none of their shares of common stock or Warrants or Placement Agent Warrants in this offering. See “Plan of Distribution.”

Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering		Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus		Number of Shares of Common Stock Owned After the Offering		Percentage of Shares of Common Stock Owned After the Offering
Armistice Capital, LLC (1)	4,012,821	(2)	3,926,703	(3)	86,118	(4)	1.76%
Noam Rubinstein (5)	31,829	(6)	28,861	(7)	2,968	(8)	*
Charles Worthman (5)	1,009	(9)	917	(10)	92	(11)	*
Augustus Trading LLC(12)	58,753	(13)	58,753	(14)	-		-
Wilson Drive Holdings LLC(15)	3,408	(16)	3,092	(17)	316	(18)	-

*	Denotes less than 1%.

(1)	The securities are directly held by Armistice Capital Master Fund Ltd., a Cayman Islands exempted company (the “Master Fund”), and may be deemed to be beneficially owned by: (i) Armistice Capital, LLC (“Armistice Capital”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. The warrants are subject to a beneficial ownership limitation of 4.99%, which such limitation restricts the Selling Stockholder from exercising that portion of the warrants that would result in the Selling Stockholder and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation. The address of Armistice Capital Master Fund Ltd. is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022.

(2)	Represents (i) 86,118 shares of common stock issuable upon the exercise of outstanding warrants, and (iii) 3,926,703 shares of common stock issuable upon exercise of Private Placement Warrants issued in connection with the Private Placement.

(3)	Represents 3,926,703 shares of common stock issuable upon exercise of Warrants issued in connection with the Private Placement.

(4)	Represents (i) 86,118 shares of common stock issuable upon the exercise of outstanding warrants.

(5)	Referenced person is affiliated with Wainwright, a registered broker-dealer with a registered address of H.C. Wainwright & Co., LLC, 430 Park Ave, 3rd Floor, New York, NY 10022. Wainwright acted as our placement agent in our May 2024 and August 2023 warrant repricing transactions, our January 2020, May 2020, October 2021 and January 2023 financings and has acted as sales agent in our at-the-market equity offering. Referenced person has sole voting and dispositive power over the securities held, acquired the securities in the ordinary course of business and, at the time the securities were acquired, the selling stockholder had no agreement or understanding, directly or indirectly, with any person to distribute such securities.

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(6)	Represents (i) 695 shares of common stock issuable upon exercise of placement agent warrants issued in our August 2023 warrant repricing, (ii) 86 shares of common stock issuable upon exercise of placement agent warrants issued in our October 2021 offering, (iii) 338 shares of common stock issuable on exercise of placement agent warrants issued in connection with our January 2023 financing, (iv) 1,849 shares of common stock issuable upon exercise of Placement Agent Warrants issued in connection with the our May 2024 warrant repricing and (v) 28,861 shares of common stock issuable upon exercise of Placement Agent Warrants issued in connection with the Private Placement.

(7)	Represents 28,861 shares of common stock issuable upon exercise of Placement Agent Warrants issued in connection with the Private Placement.

(8)	Represents (i) 695 shares of common stock issuable upon exercise of placement agent warrants issued in our August 2023 warrant repricing, (ii) 86 shares of common stock issuable upon exercise of placement agent warrants issued in our October 2021 offering, (iii) 338 shares of common stock issuable on exercise of placement agent warrants issued in connection with our January 2023 financing and (iv) 1,849 shares of common stock issuable upon exercise of Placement Agent Warrants issued in connection with the our May 2024 warrant repricing.

(9)	Represents (i) 22 shares of common stock issuable upon exercise of placement agent warrants issued in our August 2023 warrant repricing, (ii) 2 shares of common stock issuable upon exercise of placement agent warrants issued in our October 2021 offering, (iii) 10 shares of common stock issuable upon exercise of placement agent warrants issued in connection with our January 2023 financing, (iv) 58 shares of common stock issuable upon exercise of Placement Agent Warrants issued in connection with the our May 2024 warrant repricing transaction and (v) 917 shares of common stock issuable upon exercise of Placement Agent Warrants issued in connection with the Private Placement.

(10)	Represents 917 shares of common stock issuable upon exercise of Placement Agent Warrants issued in connection with the Private Placement.

(11)	Represents (i) 22 shares of common stock issuable upon exercise of placement agent warrants issued in our August 2023 warrant repricing, (ii) 2 shares of common stock issuable upon exercise of placement agent warrants issued in our October 2021 offering, (iii) 10 shares of common stock issuable upon exercise of placement agent warrants issued in connection with our January 2023 financing and (iv) 58 shares of common stock issuable upon exercise of Placement Agent Warrants issued in connection with the our May 2024 warrant repricing transaction.

(12)	The number of shares beneficially owned prior to this offering consist of shares of Common Stock issuable upon exercise of placement agent warrants. Orsium Capital LLC, the authorized agent to Augustus Trading LLC, has discretionary authority to vote and dispose of the securities held by Augustus Trading LLC and may be deemed to be the beneficial owner (as determined under Section 13(d) of the Exchange Act) of these securities. Olivier Morali, in his capacity as managing member of Orsium Capital LLC, may also be deemed to have investment discretion and voting power over the shares held by Augustus Trading LLC. Orsium Capital LLC and Mr. Morali each disclaims any beneficial ownership of these securities. The business address of Augustus Trading LLC is 600 Lexington Avenue, 32nd floor, New York, NY 10022.

(13)	Represents 58,753 shares of common stock issuable upon exercise of Placement Agent Warrants issued in connection with the Private Placement.

(14)	Represents 58,753 shares of common stock issuable upon exercise of Placement Agent Warrants issued in connection with the Private Placement.

(15)	The number of shares beneficially owned prior to this offering consist of shares of Common Stock issuable upon exercise of placement agent warrants. The securities are held by Wilson Drive Holdings LLC with a business address of 600 Lexington Avenue, 32nd Floor, New York, NY 10022 and Craig Schwabe. Craig Schwabe is the managing member of Wilson Drive Holdings LLC and has the power to vote and dispose the securities held. Neither Wilson Drive Holdings LLC nor Mr. Schwabe is a broker-dealer. Mr. Schwabe is affiliated with the following registered broker-dealers: H.C. Wainwright & Co., LLC, Rodman & Renshaw LLC and Stockblock Securities LLC. The securities were acquired in the ordinary course of business and, at the time the securities were acquired, the selling stockholder had no agreement or understanding, directly or indirectly, with any person to distribute such securities. Mr. Schwabe has not held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

(16)	Represents (i) 75 shares of common stock issuable upon exercise of placement agent warrants issued in our August 2023 warrant repricing that are held by Craig Schwabe, (ii) 7 shares of common stock issuable upon exercise of placement agent warrants issued in our October 2021 offering that are held by Craig Schwabe, (iii) 36 shares of common stock issuable on exercise of placement agent warrants issued in connection with our January 2023 financing that are held by Craig Schwabe, (iv) 198 shares of common stock issuable upon exercise of Placement Agent Warrants issued in connection with the our May 2024 warrant repricing that are held by Craig Schwabe and (v) 3,092 shares of common stock issuable upon exercise of Placement Agent Warrants issued in connection with the Private Placement that are held by Wilson Drive Holdings LLC.

(17)	Represents 3,092 shares of common stock issuable upon exercise of Placement Agent Warrants issued in connection with the Private Placement.

(18)	Represents (i) 75 shares of common stock issuable upon exercise of placement agent warrants issued in our August 2023 warrant repricing, (ii) 7 shares of common stock issuable upon exercise of placement agent warrants issued in our October 2021 offering, (iii) 36 shares of common stock issuable on exercise of placement agent warrants issued in connection with our January 2023 financing and (iv) 198 shares of common stock issuable upon exercise of Placement Agent Warrants issued in connection with the our May 2024 warrant repricing, all of which are held by Craig Schwabe.

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PLAN OF DISTRIBUTION

Each selling stockholder, or the Selling Stockholders, of the securities and any of their transferees, pledgees, assignees, donees and other successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the Nasdaq Capital Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

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The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We are required to pay certain fees and expenses incurred by us incident to the registration of the securities. We have agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Greenberg Traurig, P.A., Tel Aviv, Israel. If the securities are distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of My Size, Inc. and subsidiaries as of December 31, 2025 and 2024, and for each of the years in the two-year period ended December 31, 2025, have been incorporated by reference herein in reliance upon the report of Somekh Chaikin, a member firm of KPMG International, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2025 consolidated financial statements contains an explanatory paragraph that states that the Company has incurred significant losses and negative cash flows from operations and has an accumulated deficit that raise substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

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WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and in accordance therewith file annual, quarterly and current reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information can be read and copied at the SEC’s public reference facilities at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-732-0330 for further information on the operation of the public reference facilities. In addition, the SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC’s website is www.sec.gov.

We make available free of charge on or through our website at www.MySizeID.com, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with or otherwise furnish it to the SEC.

We have filed with the SEC a registration statement under the Securities Act, relating to the securities offered under this prospectus. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement, at prescribed rates, from the SEC at the address listed above, or for free at www.sec.gov. The registration statement and the documents referred to below under “Incorporation of Certain Information by Reference” are also available on our website, www.MySizeID.com.

We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future documents (excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K) we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering:

●	our Annual Report on Form 10-K for the year ended December 31, 2025 filed on April 15, 2026

●	Our Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2026, filed on May 14, 2026 and for the quarterly period ended June 30, 2026, filed on August 13, 2026;

●	our Current Reports on Form 8-K (excluding any reports or portions thereof that are deemed to be furnished and not filed) filed on March 2, 2026; July 21, 2026, August 5, 2026, August 28, 2026 and September 16, 2026, respectively

●	The description of our common stock, which is contained in the registration statement on Form 8-A, filed with the SEC on June 14, 2016, as supplemented by Exhibit 4.4 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 19, 2020, and as may be further updated or amended in any amendment or report filed for such purpose.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this prospectus.

The information about us contained in this prospectus should be read together with the information in the documents incorporated by reference. You may request a copy of any or all of these filings, at no cost, by writing or telephoning us at: Oren Elmaliah, Chief Financial Officer, HaNegev 4, Airport City, Israel 7010000, telephone number 972-3-600-9030 or by emailing us at ir@mysizeid.com.

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4,018,326 Shares

My Size, Inc.

COMMON STOCK

PROSPECTUS

      , 2026

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not offer to sell any securities in any jurisdiction where it is unlawful. Neither the delivery of this prospectus, nor any sale made hereunder, shall create any implication that the information in this prospectus is correct after the date hereof.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following are the estimated expenses related to the filing of the registration statement of which this prospectus forms a part, all of which will be paid by us. With the exception of the SEC registration fee, all amounts are estimates and may change:

SEC Registration Fee	$1,004.42
Accounting Fees and Expenses	$35,000
Legal Fees and Expenses	$60,000
Printing Fees and Expenses	$10,000
Miscellaneous Fees and Expenses	$5,000
Total	$111,004.42

Item 15. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys’ fees incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, agreement, a vote of stockholders or disinterested directors or otherwise.

Our Certificate of Incorporation and Bylaws provide that we will indemnify and hold harmless, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, each person that such section grants us the power to indemnify.

The Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

●	any breach of the director’s duty of loyalty to the corporation or its stockholders;
●	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
●	payments of unlawful dividends or unlawful stock repurchases or redemptions; or
●	any transaction from which the director derived an improper personal benefit.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of ours, pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of ours in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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Item 16. Exhibits and Financial Statement Schedules.

Exhibit Number	Description of Document

3.1	Amended and Restated Certificate of Incorporation of My Size, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Form on Form 8-K filed on March 23, 2017)

3.2	Amended and Restated By-Laws of My Size, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-K filed on March 4, 2016)

3.3	Amendment to Amended and Restated Certificate of Incorporation of My Size, Inc. (incorporated by reference to the Company’s Current Report on Form 8-K filed on February 20, 2018)

3.4	Second Amended and Restated By-Laws of My Size, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on April 24, 2018)

3.5	Certificate of Amendment of Amended and Restated Certificate of Incorporation of My Size, Inc. (incorporated by reference to the Company’s Current Report on Form 8-K filed on November 18, 2019)

3.6	Certificate of Amendment of Amended and Restated Certificate of Incorporation of My Size, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on January 7, 2022)

3.7	Amendment No. 1 to Second Amended and Restated By-Laws (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on January 7, 2022)

3.8	Certificate of Amendment to Amended and Restated Certificate of Incorporation of My Size, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on December 7, 2022)

3.9	Certificate of Amendment to Amended and Restated Certificate of Incorporation of My Size, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on April 15, 2024)

3.10	Certificate of Amendment to Amended and Restated Certificate of Incorporation of My Size, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on August 12, 2026)

4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-3/A filed on November 14, 2016)

5.1*	Opinion of Greenberg Traurig, P.A.

10.1	Form of Securities Purchase Agreement, dated September 15, 2026 (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed on September 16, 2026)

10.2	Form of Series C and Series D Warrant (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed on September 16, 2026)

10.3	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 10.3 of the Company’s Current Report on Form 8-K filed on September 16, 2026)

10.4	Form of Placement Agent Warrant (incorporated by reference to Exhibit 10.4 of the Company’s Current Report on Form 8-K filed on September 16, 2026)

10.5	Form of Registration Rights Agreement, dated September 15, 2026 (incorporated by reference to Exhibit 10.5 of the Company’s Current Report on Form 8-K filed on September 16, 2026)

23.1*	Consent of Somekh Chaikin, member firm of KPMG International, independent registered public accounting firm to My Size, Inc.

23.2*	Consent of Greenberg Traurig, P.A. (contained in Exhibit 5.1)

24.1*	Power of Attorney

107*	Filing Fee Table

*	Filed herewith

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Item 17. Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement

(2)	That for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that No statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that No statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Airport City, State of Israel on this September 28, 2026.

MY SIZE, INC.

By:	/s/ Ronen Luzon
Name:	Ronen Luzon
Title:	Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned directors and officers of My Size, Inc., hereby severally constitute and appoint Ronen Luzon and Oren Elmaliah, and each of them severally, his or her true and lawful attorneys-in-fact and agents with full powers of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all supplements amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys- in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Ronen Luzon	Chief Executive Officer and Director	September 28, 2026
Ronen Luzon	(principal executive officer)

/s/ Oren Elmaliah	Chief Financial Officer	September 28, 2026
Oren Elmaliah	(principal financial officer and principal accounting officer)

/s/ Arik Kaufman	Director	September 28, 2026
Arik Kaufman

/s/ Roy Golan	Director	September 28, 2026
Roy Golan

/s/ Oron Branitzky	Director	September 28, 2026
Oron Branitzky

/s/ Guy Zimmerman	Director	September 28, 2026
Guy Zimmerman

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